EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement of Equity Corporation International on Form S-8 (File No. 333-25303) of our report dated March 6, 1997, on our audits of the consolidated financial statements and financial statement schedule of Equity Corporation International as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K.



                                                  COOPERS & LYBRAND L.L.P.


Houston, Texas
May 8, 1997